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                                                                   Exhibit 99.1


                                 KIRKLAND'S(R)
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                                                                   NEWS RELEASE


Contact: Rennie Faulkner
         Executive Vice President & CFO
         (731) 668-2444


                     KIRKLAND'S REPORTS FIRST QUARTER SALES
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                      COMPARABLE STORE SALES INCREASE 5.1%


         JACKSON, Tenn. (May 8, 2003) -- Kirkland's, Inc. (NASDAQ/NM: KIRK) today announced sales for the 13-week period ended May 3, 2003.

         Net sales for the first quarter ended May 3, 2003, increased 11.0% to $73.4 million from $66.2 million for the first quarter ended May 4, 2002. Comparable store sales for the first quarter of 2003 increased 5.1%. The Company's comparable store sales increased 18.0% for the first quarter of 2002.

         Kirkland's also confirmed its previously issued guidance for first quarter earnings of $0.04 to $0.05 per diluted share. The Company will release its first quarter financial results and issue its sales and earnings guidance for the second quarter after the market closes on May 29, 2003, with a conference call to follow at 10:00 am EDT on May 30, 2003.

         Commenting on the announcement, Robert Alderson, Kirkland's President and Chief Executive Officer, said, "The first quarter presented the dual challenges of a weak retail environment and tough comparisons to our strong first quarter performance last year. In light of these challenges, we are pleased with our comparable store sales results for the quarter. During the latter part of the quarter, we sharpened our pricing as appropriate to drive sales, as customers responded more positively to our offerings of lower-priced merchandise. Nevertheless, we anticipate that first quarter earnings will be in line with our original expectations.

         "We are pleased with the progress we continue to make on our new store openings for 2003. We opened eight stores and closed six stores during the quarter, leaving us with 251 stores in operation as of May 3, 2003. Our plans remain on target to open 37-40 stores while closing 7-10 stores during fiscal 2003."

         Kirkland's, Inc. was founded in 1966 and is a leading specialty retailer of home decor in the United States. Although originally focused in the Southeast, the company has grown beyond that region and currently operates 251 stores in 30 states. The Company's stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames,


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accent rugs, garden accessories and artificial floral products. The Company's stores also offer an extensive assortment of holiday merchandise, as well as items carried throughout the year suitable for giving as gifts. More information can be found at www.kirklands.com.

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland's actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home decor industry in general and in Kirkland's specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed on May 1, 2003. Kirkland's disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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